Exhibit (d)(23)

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made the 9th day of November, 1987 between Pacific Select Fund (the “Fund”), a Massachusetts business trust, and Pacific Life Insurance Company (the “Adviser”), a California corporation, as amended and restated on the 1st day of January, 2005 (the “Agreement”).

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

     WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Fund may offer shares of additional series in the future;

     WHEREAS, the Fund desires to avail itself of the services of the Adviser for the provision of investment advisory services for the Fund; and

     WHEREAS, the Adviser is willing to render such services to the Fund.

     NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

     1. Appointment. The Fund hereby appoints the Adviser, subject to the direction of the Board of Trustees of the Fund (the “Board”), for the period and on the terms set forth in this Agreement, to provide investment advisory services, as described herein, with respect to each series of the Fund identified in Schedule A hereto, as it may be amended from time to time (individually and collectively referred to herein as “Series”). In rendering services under this Agreement, the Adviser may employ or associate itself with such person or persons as it believes necessary or desirable to assist it in carrying out its obligations under this Agreement, and may contract with such other parties as the Adviser deems appropriate to obtain investment advisory services with respect to a Series, subject to the requirements of this Agreement. The Adviser may appoint or recommend that the Fund appoint Managers (as defined herein) subject to such approvals as are required under applicable law, regulation or order of the Securities and Exchange Commission (“SEC”). Subject to the general supervision of the Board, the Adviser shall provide investment management services with respect to the Series as provided in Section 2 or Section 3 below, subject to compensation from the Fund pursuant to Section 9 below. Nothing herein shall prohibit the Adviser from providing administrative, legal, accounting, compliance or other support services to the Fund (including providing assistance to the Fund’s other service providers), pursuant to other agreements with the Fund or otherwise; nor from permitting the officers, directors and employees of the Adviser from serving as officers and/or trustees of the Fund. Nothing herein shall prohibit the Adviser from receiving compensation from the Fund for the provision of such services by the Adviser, its officers, directors or employees. The Adviser represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and will maintain such registration for so long as required by applicable law.

     In the event the Fund establishes and designates additional series with respect to which it desires to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser. If the Adviser is willing to render such services, it shall notify the Fund, whereupon such additional series shall be added to Schedule A hereto and shall become a Series hereunder.

     2. Services of the Adviser - Appointment of Managers. With respect to Series for which the Adviser and/or the Board appoints a Manager, the Adviser shall:

          (a) analyze, select, and recommend for consideration and approval by the Board, investment advisory firms (however organized) to provide investment advice, guidance and management of investments with respect to one or more Series and to determine the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, and the voting of proxies with respect thereto,such investment advisory firms to provide such services in accordance with the Series’ investment objective or objectives and policies as stated in the Fund’s current registration statement under the Securities Act of 1933 and the 1940 Act (“Registration Statement”) (any such firms approved by the Board and engaged by the Fund and/or the Adviser are referred to herein as “Managers”); provided, however, that general regulatory compliance monitoring services, including with respect to compliance with all applicable federal, state or foreign law or regulation and with the Series’ investment objectives and policies as stated in the Fund’s current Registration Statement,and administrative and support services, shall be provided to or procured for the Fund by the Adviser or other service provider under other agreements;

          (b) monitor and evaluate the performance of the Managers under their respective portfolio management agreements (“Manager Agreements”) in comparison to peer and benchmark performance in light of the investment objectives and policies of the Series,and render to the Board such periodic and special reports related to such performance monitoring and evaluation as the Board may reasonably request;

          (c) if appropriate, analyze and recommend for consideration by the Board termination of a Manager Agreement with respect to one or more of the Series and the replacement of such Managers with new Managers in accordance with paragraph 2(a) above; and

          (d) make available to the Board officers and employees of the Adviser who are responsible for selecting and evaluating Managers (“Evaluation Personnel”) for consultation and discussions regarding the investment management services provided to the Funds under this Agreement; provided, however, that the Adviser or other service provider may be separately compensated under other agreements for the services of accounting, legal and administrative personnel who provide support to the Evaluation Personnel, as may be agreed to from time to time.

     3. Services of the Adviser - Direct Investment Management. In the event the Adviser determines to render investment management services directly to a Series, then with respect to any such Series, the Adviser, subject to the supervision of the Board, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio, and the voting of proxies with respect thereto, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Adviser is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Adviser will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Registration Statement. Furthermore:

          (a) The Adviser will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Adviser shall be entitled to receive and act upon advice of counsel to the Fund or counsel to the Adviser.

          (b) The Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Board, and the provisions of the Registration Statement, as supplemented or amended.

          (c) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Adviser may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner that is fair and equitable in the judgment of the Adviser in the exercise of its fiduciary obligations to the Fund and to such other clients.

          (d) In connection with the purchase and sale of securities of the Series, to the extent such services are not provided by an administrator or sub-administrator, the Adviser will arrange for the transmission to the custodian for the Fund on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Adviser will arrange for the prompt transmission of the confirmation of such trades to the Fund’s custodian.

          (e) The Adviser will make available to the Fund, promptly upon request, any of the Series’ or the Advisers’ investment records and ledgers as are necessary to assist the Fund in complying with requirements of the 1940 Act, as well as other applicable laws. The Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

          (f) The Adviser will regularly report to the Board on the investment program for the Series, and will furnish the Board with respect to the Series such periodic and special reports related to the investment program as the Trustees may reasonably request.

          (g) In connection with its responsibilities under this Section 3, the Adviser is responsible for decisions to buy and sell securities and other investments for the Series, broker-dealer selection, and negotiation of brokerage commission rates. The Adviser’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Registration Statement, or other factors that may be specified by the Board. The price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Adviser in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) or other applicable law, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and Section 17(e) of the 1940 Act and Rule 17e-l thereunder, the Adviser is further authorized to allocate the orders placed by it on behalf of the Series to the Adviser if it is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”), to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Adviser or an affiliate of the Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and the Adviser will report on said allocation regularly to the Board if and as required under applicable law or regulation, indicating the broker-dealers to which such allocations have been made and the basis therefor.

     4. Conformity with Applicable Law. The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement and with the instructions and directions of the Board and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     5. Exclusivity. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

     6. Documents. The parties hereto acknowledge that the Fund has provided copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

          (a) certified resolution of the Board authorizing the appointment of the Adviser and approving the form of this Agreement;

          (b) the Registration Statement and any amendments thereto; and

          (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement.

     7. Records. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the securities transactions of a Series for which the Adviser provides direct investment management services pursuant to Section 3 hereof. The Adviser further agrees that all records of the Series are the property of the Fund and, to the extent held by the Adviser, it will promptly surrender any of such records upon request.

     8. Expenses. During the term of this Agreement, the Adviser will pay all expenses (including office space, telephone and clerical expenses) incurred by it in connection with its services provided under Sections 2 and 3 of this Agreement (including investment advisory fees payable to Managers), except such expenses as are assumed by the Fund under this Agreement or such expenses as are assumed by a Manager under its Manager Agreement. The Fund shall be responsible for all of the other expenses of its operations not identified in Sections 2 or 3 as a service of the Adviser, and may retain the Adviser or other service providers to provide services with respect to those or other operations of the Fund. Such other expenses for which the Fund is responsible include, but are not limited to, the advisory fee payable hereunder; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund’s portfolio securities; interest expenses; legal fees and expenses; the costs of providing accounting services for the Fund; expenses of maintaining the Fund’s legal existence; fees of auditors, transfer agents and dividend disbursing agents, custodians, administrators, shareholder servicing agents, and other service providers; the expense of calculating each Series’ net asset value or the market value or fair value of the assets of a Series, including the expense of obtaining quotations or engaging pricing services for use in making such calculations; taxes, if any, and the preparation of the Fund’s tax returns, and governmental fees; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under federal and state laws and regulations; recordkeeping expenses (except that the Adviser shall bear its expenses of maintaining records pursuant to Section 7 of this Agreement); regulatory fees; expenses of compliance with Rule 38a-1 under the 1940 Act; expenses of preparing, printing, and filing reports (including financial reports), notices, regulatory filings, registration statements, prospectuses, statements of additional information, proxy statements and other communications distributing such information to existing shareholders, whether currently required or required in the future, including, but not limited to, Forms N-lA, N-14, N-SAR, N-PX, N-CSR, 24F-2, and N-Q (except to the extent the Adviser or a third party agrees to bear a portion or all of such expenses); expenses in connection with shareholder and trustee meetings, including but not limited to preparation of materials for such meetings (other than materials prepared by the Adviser in connection with its services provided under Section 2 and 3 of this Agreement); fees, salaries and expenses (including legal fees and expenses) of Trustees, officers and employees of the Fund; fees, salaries, and expenses of legal counsel, experts, consultants, or other service providers retained by the Independent Trustees (i.e., Trustees who are not “interested persons” of the Fund); expenses of transitioning to a new Manager, including, but not limited to, preparation of proxy statements or information statements as necessary, legal, accounting or administrative services, and negotiating Manager Agreements in connection with changes in Managers or investment management personnel; trade association fees and expenses as determined appropriate by the Board of Trustees; insurance premiums; and extraordinary expenses such as litigation expenses.

     9. Compensation. (a) For the investment management services provided by the Adviser to each Series pursuant to this Agreement, the Fund will pay to the Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect.

          (b) Nothing in this Agreement shall be construed to obligate the Adviser to provide any services other than those specified in Sections 2 and 3 hereof; provided, however, that the Fund may agree to retain the Adviser or other service providers to provide such services pursuant to other agreements for compensation, if any, to be provided thereunder, including services in connection with operations which have been identified in Section 8 above as being the responsibility of the Fund.

     10. Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement.

     11. Liability of the Adviser. The Adviser shall use the same skill and care in the management of each Series’ portfolio as it uses in the administration of other accounts for which it has investment responsibility as agent. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Adviser nor its stockholders, officers, trustees, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties, or by reason of reckless disregard of the Adviser’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Adviser nor its stockholders, officers, trustees, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Manager or any of the Manager’s stockholders or partners, officers, trustees, directors, employees, or agents connected with or arising out of any services rendered under a Manager Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties under this Agreement, or by reason of reckless disregard of the Adviser’s obligations and duties under this Agreement.

     12. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed its agent except as provided for herein or in another agreement between the Fund and the Adviser.

     13. Notices. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser to the attention of its General Counsel at 700 Newport Center Drive, Newport Beach, California 92660 or at such other address or to such individual as shall be specified by the Adviser to the Fund.

     Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed as delivered to an officer of the Fund at 700 Newport Center Drive, Newport Beach, California, 92660 or at such other address or to such individual as shall be specified by the Fund to the Adviser.

     14. Use of Names. It is understood that the names “Pacific Life Insurance Company,” “Pacific Life,” and “Pacific Select Fund” or any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates, and that the Fund and/or the Series have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Fund and/or Series. Upon termination of this Agreement, the Fund (or Series) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Fund, shall promptly amend its Agreement and Declaration of Trust to change its name (if such name is included therein) and remove Pacific Life logos.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     16. Applicable Law.

          (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder or any other applicable law or regulation of the United States.

          (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     17. Fund Obligation. A copy of the Fund’s Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by a Trustee or officer of the Fund in his or her capacity as such and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Fund, or against any of the Trustees, officers, employees or shareholders of the Fund individually.

     18. Continuation and Termination. This Agreement shall become effective on January 1, 2005, subject to the condition that the Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser, and the shareholders of each Series (which may consist of the Adviser in its capacity as sole shareholder of each Series), shall have approved this Agreement with respect to the respective Series. Unless terminated as provided herein, the Agreement shall continue in full force and effect through January 1, 2007, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board, or (ii) by vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided in either case that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise.

     This Agreement may be terminated by the Fund at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting shares of the Fund, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its “assignment”, as that term is interpreted under the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PACIFIC SELECT FUND

BY:	/s/ Thomas C. Sutton

Thomas C. Sutton
Title:	Chairman

PACIFIC LIFE INSURANCE COMPANY

BY:	/s/ Glenn S. Schafer

Glenn S. Schafer
Title:	President

By:	/s/ Audrey L. Milfs

Audrey L. Milfs
Title:	Secretary